UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Azenta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, 6th Floor, Burlington, Massachusetts 01803

(Address of principal executive offices and Zip Code)

(978) 262-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the stockholders of Azenta, Inc. (the “Company”) was held on January 31, 2023. The stockholders elected each of the Company’s nominees for director; approved, by a non-binding advisory vote, the overall compensation of the Company’s named executive officers; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2023 fiscal year. The proposals below are described in detail in the Company’s definitive proxy statement dated December 21, 2022. The results are as follows:

1.	Election of Directors

Nominees	For	Withhold	Broker Non-Votes
Frank E. Casal	60,144,829	277,635	3,025,721
Robyn C. Davis	60,140,322	282,142	3,025,721
Joseph R. Martin	57,653,542	2,768,922	3,025,721
Erica J. McLaughlin	60,155,403	267,061	3,025,721
Tina S. Nova	59,903,268	519,196	3,025,721
Krishna G. Palepu	56,968,531	3,453,933	3,025,721
Dorothy E. Puhy	60,236,313	186,151	3,025,721
Michael Rosenblatt	59,903,593	518,871	3,025,721
Stephen S. Schwartz	59,563,513	858,951	3,025,721
Ellen M. Zane	56,391,538	4,030,926	3,025,721

2.	Approval, by a non-binding advisory vote, of the overall compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
59,630,140	756,469	35,855	3,025,721

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered accounting firm for the 2023 fiscal year

For	Against	Abstain
63,403,323	19,683	25,179

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Jason W. Joseph
Date: February 2, 2023	Name: Jason W. Joseph
Title: Senior Vice President, General Counsel and Secretary